Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108461) of Honeywell International Inc. of our report dated June 17, 2005 relating to the financial statements of the Honeywell Savings and Ownership Plan II, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Florham Park, NJ June 22, 2005

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